EX-23.1

                     Consent of Michael Johnson & Co., LLC.
                          Certified Public Accountants
                        9175 East Kenyon Ave., Suite 100
                             Denver, Colorado 80237
                                 (303) 796-0099
                                 (303) 796-0137


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: PNW Capital, Inc.
    Commission File # 000-30651

Gentlemen:

     We have read and agree with the comments in Item 4 of the Form 8K12g3 of PNW Capital, Inc. dated April 3, 2002.






                                        /s/ Michael Johnson & Co., LLC.
                                        -----------------------------------
                                        Michael Johnson & Co., LLC.

Denver, Colorado
April 5, 2002